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                             PARTICIPATION AGREEMENT

                                     BETWEEN

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                       AND

                             BISYS FUND SERVICES LP

                                       AND

                        CHOICE INVESTMENT MANAGEMENT, LLC

                                       AND

                            VARIABLE INSURANCE FUNDS

       THIS AGREEMENT, dated as of the 1st day of May, 2003 by and between Jefferson National Life insurance Company (the "Company"), a Texas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account"), BISYS Fund Services LP (the "Distributor"), Choice Investment Management, LLC (the "Adviser") and Variable Insurance Funds (the "Trust").

       WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies ("Participating Insurance Companies");

       WHEREAS, the shares of beneficial interest of the Trust are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

       WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and shares of the Portfolio are registered under the Securities Act of 1933, as amended (the "1933 Act");

       WHEREAS, the Trust has obtained an order (VARIABLE INSURANCE FUNDS, ET AL, Investment Company Act Rel. No. 23594 (Dec. 10, 1998)) from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans, among others (the "Exemptive Order"), the terms of which quali+/-~,', in its entirety, the terms of this Agreement;

       WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable

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annuity contracts supported wholly or partially by the Account (the
"Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

       WHEREAS, the Account is duly established and maintained as a segregated asset account by the Company to set aside and invest assets attributable to the aforesaid Contracts; and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios managed by the Adviser and listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Account to fund the aforesaid Contracts;

       WHEREAS, the Adviser serves as investment adviser to the Designated Portfolios; and

       WHEREAS, the Distributor serves as the distributor of the shares of each Designated Portfolio and is authorized to sell such shares to the Company on behalf of the Account at net asset value; and

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Distributor, and the Adviser agree as follows:

                                   ARTICLE I.

                       SALE AND REDEMPTION OF TRUST SHARES

               1.1. The Trust has granted to the Distributor authority to distribute the Trust's shares, and has agreed to instruct, and has so instructed, the Distributor to make available to the Company, for purchase on behalf of any Account, Trust shares of the Designated Portfolios. Pursuant to such authority and instructions, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Trust may so provide, and (ii) the Board of Trustees of the Trust (the "Board") may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio. The Trust reserves the right, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, reorganization, liquidation, merger or sale of all assets of the Trust or any Portfolio upon the sole authorization of the Board, acting in good faith.

               1.2. The Trust shall accept for redemption, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing,
(i) the Company shall not redeem Trust shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and
(ii) the Trust may delay redemption of such shares of any Designated Portfolio to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder.

               1.3.  Purchase and Redemption Procedures

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                     (a)    For purposes of Sections 1.1 and 1.2, the Company
shall be an agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange, Inc. is open for trading and on which a Designated Portfolio calculates its net asset value (a "Business Day") pursuant to the rules of the SEC by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in each Designated Portfolio's prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Trust or its agent receives notice of such request by 8:30 a.m. Eastern Time on the next following Business Day.

                     (b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Trust or its agent of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Trust or other designated person by wire to be received by 2:00 p.m. Eastern Time on the day the Trust is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust's request, reimburse the Trust or the Distributor, as appropriate, for any charges, costs, fees, interest or other expenses incurred by the Trust or the Distributor in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

                     (c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Trust or its agent is properly notified of the redemption order of such shares (which order shall be net of any purchase orders), except that the Trust may redeem Designated Portfolio shares in assets other than cash and delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then current prospectus and/or statement of additional information ("SAI"). The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

                     (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the receipt and acceptance of such request by the Trust or its agent, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in each Designated Portfolio's prospectus.

                     (e) The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Trust and Adviser,

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as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Trust reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Trust 45 days notice of its intention to do so.

               1.4. The Trust shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and the Trust shall calculate such net asset value in accordance with the Trust's prospectus. Neither the Trust, any Designated Portfolio, the Distributor, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement, or any loss resulting from such information, if such information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Trust, the Distributor or the Adviser.

               1.5. The Trust or its agent shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust or its agent shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

               1.6. Issuance and transfer of Trust shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

               1.7.  (a)    The parties hereto acknowledge that the arrangement
contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts. Unless otherwise agreed between the Company and the Adviser, funding vehicles other than those listed on Schedule A to this Agreement may be available for the investment of the cash value of the Contracts, provided, however, (i) any such vehicle or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Designated Portfolios available hereunder; (ii) the Company gives the Adviser 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts; and (iii) unless such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company has so informed the Adviser prior to their signing this Agreement, the Adviser consents in writing to the use of such other vehicle, such consent not to be unreasonably withheld.

                     (b) The Company shall not, without prior notice to the Trust (unless

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otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                     (c) The Company shall not, without prior notice to the Adviser and the Trust (unless otherwise required by applicable law), induce Contract owners to change or modify the Trust or change the Trust's investment adviser.

                     (d) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board.

               1.8. The Company acknowledges that, pursuant to Form 24F-2, the Trust is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Trust each year within 60 days of the end of the Trust's fiscal year, or when reasonably requested by the Trust, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Trust intends to rely on the information so provided and represents and warrants that such information shall be accurate.

               1.9 If the Fund provides the Company with materially incorrect share net asset value information, the Separate Account(s) shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Non-material errors will be corrected in the net asset value of the next Business Day after discovery.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

               2.1. The Trust represents and warrants that (i) the Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts, (ii) the Trust is and shall remain registered under the 1940 Act,
(iii) the Trust does and will comply in all material respects with the 1940 Act,
(iv) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (v) the Trust shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, (vi) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and (v) shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Trust that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"). The Trust makes no representations or warranties as to whether any aspect of the Designated Portfolios' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.

               2.2. The Distributor represents and warrants that shares of the Designated Portfolios

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will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans that the Trust informs the Distributor qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons").

               2.3. Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Adviser represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Adviser represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 8 17(h) of the Code and Treasury Regulation
Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Adviser will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

               2.4. The Adviser represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Adviser will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

               2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Texas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company also represents and warrants that it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

               2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Distributor and the Adviser immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every

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reasonable effort to continue to meet such definitional requirements, and it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

               2.7. The Distributor represents and warrants that it is registered as a broker-dealer with the SEC and that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). The Distributor further represents and warrants that it will sell shares of the Designated Portfolios in accordance with applicable state and federal laws in all material respects.

               2.8. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

               2.9. The Trust represents and warrants that all of its trustees, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 1 7g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

               2.10. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Adviser in the event that such coverage no longer applies.

               2.11. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. Section 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

               2.12. The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the Bank Secrecy Act, and the regulations issued under either of the foregoing. The Company agrees to cooperate with Distributor to satisfy Distributor's due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure the Company's compliance with the AML regulations.

                                   ARTICLE VI.

                                     VOTING

               3.1.  The Company shall:

                     (i)    solicit voting instructions from Contract owners;

                     (ii) vote Trust shares in accordance with instructions received from

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                            Contract owners; and

                     (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Trust shares held in any segregated asset account in the same proportion as Trust shares of such Designated Portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

               3.2. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Exemptive Order and consistent with any reasonable standards that the Trust may adopt and provide in writing.

                                   ARTICLE IV.
                        PROSPECTUSES AND PROXY STATEMENTS

               4.1. The Trust or its agent shall provide the Company with as many copies of the Trust's current prospectus (describing only the Designated Portfolios listed on Schedule A), any supplements thereto or, to the extent permitted and requested by Company, the Trust's profiles as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust or its agent shall provide such documentation (including a "camera ready" final copy of such documentation on diskette or electronically in .pdf format) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus or profile printed together in one or more documents. The Trust agrees to cooperate with Company to provide the documents on a timely basis to meet Company's reasonable deadline requirements for production.

               4.2. The Trust or its agent shall provide the Company with information regarding the Designated Portfolios' expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, agrees to provide the Trust or its agent with an opportunity to review such proposed modification prior to its use by the Company, and agrees not to use the proposed modification without the consent of the Trust or its agent, which consent shall not be unreasonably withheld.

               4.3. The Trust or its agent shall provide the Company with copies of the Designated Portfolios' proxy material, reports to shareholders (describing only the Designated Portfolios listed on Schedule A), and other communications to shareholders (each, a "Shareholder Communication") in such quantity as the Company shall reasonably require for distributing to Contract owners. If requested by the Company in lieu thereof, the Trust or its agent shall provide Shareholder Communications in "camera ready" format on diskette or electronically in .pdf format. The Trust agrees to cooperate with Company to provide such Shareholder Communications on a timely basis to meet Company's reasonable deadline requirements for production and delivery.

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                                   ARTICLE V.

                         SALES MATERIAL AND INFORMATION

               5.1. The Company shall furnish, or shall cause to be furnished, to the Distributor and the Adviser each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Designated Portfolio thereof), the Distributor or the Adviser is named. No such material shall be used until approved by the Distributor and the Adviser, and the Distributor and the Adviser will use their reasonable best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Distributor and the Adviser reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Designated Portfolio thereof), the Distributor or the Adviser is named, and no such material shall be used if the Distributor or the Adviser so objects.

               5.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or the Distributor or concerning the Trust or the Adviser or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Trust shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Distributor and the Adviser, except with the permission of the Trust or its designee.

               5.3. Each of the Distributor, the Trust or the Adviser or its respective designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

               5.4. The Distributor and the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

               5.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

               5.6. The Company will provide to the Distributor and the Trust at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if

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the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Distributor, the Adviser and the Trust any complaints received from the Contract owners pertaining to the Trust or a Designated Portfolio.

               5.7. For purposes of this Article V, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Trust, any Designated Portfolio or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other Shareholder Communications distributed or made generally available with regard to the Trust.

                                   ARTICLE VI.

                                FEES AND EXPENSES

               6.1. Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

               6.2. The Trust or its agent will pay the expenses associated with the following: setting the prospectus and profiles in type; printing copies of the prospectus and profiles to be delivered to existing Contract owners investing in the Designated Portfolios; providing a reasonable number of copies of the SAI to the Company for itself and for any current owner of a Contract who requests such SAI; setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report); and the preparation of all statements and notices required by any federal or state law.

               6.3. Unless otherwise agreed, the Company shall bear the expenses of printing copies of the current prospectus and profiles for the Contracts; printing copies of the Trust's prospectus and profiles that are used in connection with offering the Contracts; distributing the Trust's prospectus to owners of Contracts issued by the Company; and of distributing the Trust's proxy materials and reports to such Contract owners. If the prospectus for the Contracts and the Trust's prospectus are printed together in one or more documents, printing costs shall be allocated to reflect the Trust's share, pursuant to Section 6.2, of the total costs for printing the Trust's prospectus(es) to be delivered to existing Contract owners investing in the Designated Portfolio(s), determined according to the number of pages of the Trust's respective portions of the documents.

                                  ARTICLE VII.

                               POTENTIAL CONFLICTS

               7.1. The parties to this Agreement agree that the conditions or undertakings required by the Exemptive Order that may be imposed on the Company, the Trust, the Distributor and/or the Adviser by virtue of such order by the
SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and
(iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

               7.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.1 and 3.2 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

               8.1.  Indemnification By the Company

                     (a) The Company agrees to indemnify and hold harmless each of the Trust, the Distributor, and the Adviser and each of their trustees/directors and officers, and each person, if any, who controls the Trust, the Distributor, or the Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust, the Distributor, or the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other reasonable expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the

                            Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Trust shares; or

                     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

                     (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials, required under the terms of this Agreement (including a material failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

                     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                     (vi) arise out of information provided to the Company pursuant to this Agreement, or to any other Participating Insurance Company pursuant to another participation agreement, which information is based on incorrect information supplied by the Company to the Trust, Distributor or Adviser as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of the Company and indemnification is otherwise appropriate under this
Section 8.1, PROVIDED that in no event will the Company be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims and actions, unless the interests of one or more Indemnified Parties in such legal process are materially adverse from the interests of one or more other Indemnified Parties. The Company shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

               8.2.  Indemnification by the Distributor

                     (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other reasonable expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Distributor) or wrongful conduct of the Distributor with respect to the sale or distribution of the Contracts or Trust shares; or

                     (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor; or

                     (iii) arise as a result of any material failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement;

                     (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

                     (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                     (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such action are materially adverse to those of Distributor and indemnification is otherwise appropriate under this Section 8.2, PROVIDED that in no event will Distributor be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. Distributor shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

               8.3.  Indemnification by the Adviser

                     (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other reasonable expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Adviser) or wrongful conduct of the Trust or Adviser with respect to the sale or distribution of the Contracts or Trust shares; or

                     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or the Adviser; or

                     (iv) arise as a result of any material failure by the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a material failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

                     (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof

                     (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                     (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of the Adviser and indemnification is otherwise appropriate under this Section 8.3, PROVIDED that in no event will the Adviser be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. The Adviser shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

               8.4.  Indemnification By the Trust

                     (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other reasonable expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise as a result of any material failure by the Trust to provide the services and furnish the materials required under the terms of this Agreement; or

                     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise Out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof The parties acknowledge that the Trust's indemnification obligations under this Section 8.4 are subject to applicable law. The Company agrees that, in the event an obligation to indemnify exists pursuant to
                            Section 8.4 as well as Section 8.2 or Section 8.3 hereof~ it will seek satisfaction under the indemnification provisions of Section 8.2 or Section
                            8.3 before seeking indemnification under this
                            Section 8.4.

                     (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                     (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust or its agent will be entitled to participate, at its own expense, in the defense thereof. The Trust or its agent also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's (or its agent's) election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust or its agent will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of the Trust and indemnification is otherwise appropriate under this Section 8.4, PROVIDED that in no event will the Trust be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. The Trust shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

                                   ARTICLE IX.

                                 APPLICABLE LAW

               9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

               9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

                                   ARTICLE X.

                                   TERMINATION

               10.1. This Agreement shall continue in full force and effect until the first to occur of:

                     (a) termination by any party, for any reason with respect to some or all Designated

Portfolios, by three (3) months advance written notice delivered to the other parties; or

                     (b) termination by the Company by written notice to the Distributor, the Adviser and the Trust based upon the Company's determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or

                     (c) termination by the Company by written notice to the Distributor, the Adviser and the Trust in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or' federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                     (d) termination by the Distributor, the Adviser or the Trust in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, an insurance commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios' shares; provided, however, that the Distributor or the Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                     (e) termination by the Company in the event that formal administrative proceedings are instituted against the Trust, the Distributor or the Adviser by the SEC or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of, the Distributor, the Adviser or the Trust to perform its obligations under this Agreement; or

                     (f) termination by the Company by written notice to the Distributor, the Adviser and the Trust with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 8 17(h) diversification requirements specified in Section 2.3 hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

                     (g) termination by the Distributor, the Adviser or the Trust by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof or

                     (h) termination by the Distributor, the Adviser or the Trust by written notice to the Company, if the Distributor or the Adviser, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                     (i) termination by the Company by written notice to the Distributor, the Adviser and the Trust, if the Company shall determine, in its sole judgment exercised in good faith, that the Distributor, the Adviser or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                     (j) termination by the Adviser or the Trust by written notice to the Company, if the Company gives the Adviser the written notice specified in Section 1 .7(a)(ii) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective forty-five days after the notice was given; or

                     (k)    termination by the Trust if the Board has decided to
(i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Trust or any Designated Portfolio, subject to the provisions of Section 1.1; or

                     (1) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Adviser and the Trust of the date of substitution;

                     (m) termination by any party in the event that the Board determines that a material irreconcilable conflict exists as provided in Article VII; or

                     (n) termination with respect to the Distributor automatically upon termination of the Distribution Agreement between Distributor and the Trust.

               10.2. (a)    Notwithstanding any termination of this Agreement,
and except as provided in Section 10.2(b), the Trust and the Distributor shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Trust and the Distributor, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of the Trust and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts. Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in
Article X. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Trust may, in its discretion, permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Trust agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.

                     (b) In the event (i) the Agreement is terminated pursuant to Sections 10.1(g) or 10.1(m), at the option of the Trust, the Distributor or the Adviser; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 10.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Trust and its agents as of the request date, and the Trust agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Trust's registration statement.

                     (c) The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Trust or any Designated Portfolio of the Trust, Articles I, II, VII, VIII and IX will remain in effect after termination.

               10.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

                                   ARTICLE XI.

                                     NOTICES

       Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Company:   Jefferson National Life Insurance Company
                            9920 Corporate Campus Drive, Suite 1000
                            Louisville, Kentucky 40223
                            Attn: General Counsel

       If to Distributor    BISYS Fund Services, LP
                            c/o BISYS Fund Services, Inc.
                            3435 Stelzer Road
                            Columbus, Ohio 43219
                            Attn: President

       If to Adviser:       ______________________


       If to the Trust:     Variable Insurance Funds
                            3435 Stelzer Road
                            Columbus, Ohio 43219
                            Attn: President

                                  ARTICLE XII.

                                  MISCELLANEOUS

               12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted BY this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

               12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

               12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

               12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Texas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Texas insurance laws and regulations and any other applicable law or regulations.

               12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

               12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate or company under common control with the Adviser, if such assignee is duly licensed and registered to perform services under this Agreement. The Company shall promptly notify the Trust, the Distributor and the Adviser of any change in control of the Company.

               12.8. All persons dealing with the Trust must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with such party for the enforcement of any claims against the Trust. The parties agree that neither the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but bind only the trust property of the Trust as provided in the Trust's Declaration of Trust. The provisions of this section 12.8 shall survive termination of the Agreement.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

Jefferson National Life Insurance Company:  By its authorized officer

                                            By: /s/ Craig A. Hawley
                                            Title: General Counsel
                                            Date:


Choice Investment Management, LLC:          By its authorized officer
                                            By: /s/ Signature Illegible
                                            Title: COO
                                            Date:

BISYS Fund Services, L P:                   By its authorized officer
                                            By: /s/  Signature Illegible
                                            Title: Executive Vice President
                                            Date: 9-18-03

                                            Variable Insurance Funds:
                                            By: /s/ Signature Illegible
                                            Title: President
                                            Date: 9-18-03

                                                                      May 1,2003

                                SCHEDULE A      DESIGNATED PORTFOLIO(S)
         ACCOUNT(S)             CONTRACT(S)     CHOICE VILT MARKET NEUTRAL
FUND
Jefferson National
Variable Annuity Account C       CVIC-2000      CHOICE VIT LONG-SHORT FUND

Jefferson National
Variable Annuity Account E       CVIC-2001

Jefferson National
Variable Annuity Account F       CVIC-2004

Jefferson National
Variable Annuity Account G       CVIC-2005

Jefferson National
Variable Annuity Account H        22-4056

Jefferson National
Variable Annuity Account I        22-4025

Jefferson National
Variable Annuity Account L        32-4000

                                  32-4002

                                  32-4003

                                  22-4047

                                  22-4048